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                                                                   Exhibit 10.66

                               PLIANT CORPORATION
                        2004 MIP LONG TERM INCENTIVE PLAN

GENERAL

     1.1 PURPOSE. The purpose of the Pliant Corporation 2004 MIP Long Term Incentive Plan (the "Plan") is to advance the interests of the shareholders of Pliant Corporation ("Pliant") by providing performance-based incentives to eligible management associates of Pliant who maintain their relationship with Pliant over a period of years.

     1.2 EFFECTIVE DATE. The Plan shall be effective for the Incentive Period beginning January 1, 2004.

     1.3 PLAN NOT FUNDED. Long Term Incentive Plan Awards shall be made solely from the general assets of Pliant or its wholly-owned subsidiaries, as the Board may determine in its sole discretion. To the extent any person acquires a right to receive payments under the Plan, the right is no greater than the right of any other unsecured general creditor.

DEFINITIONS

     2.1    "BOARD" means the Board of Directors of Pliant.

     2.2    "COMPANY" means Pliant, its predecessors and affiliates.

     2.3 "CHANGE OF CONTROL" means a transaction pursuant to which a majority of the capital stock or assets of Pliant are sold.

     2.4 "EMPLOYMENT AGREEMENT" means any applicable employment agreement entered into between Participant and Pliant or any affiliate of Pliant.

     2.5 "INCENTIVE PERIOD" means the four year period beginning on January 1, 2004 and ending on December 31, 2007.

     2.6 "LONG TERM INCENTIVE PLAN AWARD" means the incentive compensation award granted under the Plan which is contingent and based upon the payment of awards granted to Participants pursuant any applicable annual Management Incentive Plan during the Incentive period.

     2.7 "MANAGEMENT INCENTIVE PLANS" means any applicable Company Management Incentive Plan as defined by the Board for which Participant participated in during the Incentive Period.

     2.8 "NONCOMPETITION AGREEMENT" means any applicable noncompetition agreement entered into between Participant and Pliant.

     2.9 "PARTICIPANT" means a management employee of the Company or its affiliates participating in the Plan as provided in Section 3.1 hereof.

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PARTICIPATION

     3.1. ELIGIBILITY. Associates eligible to participate in the Plan shall consist of all officers and other key management personnel of the Company and certain of its subsidiaries that participate in and receive awards pursuant to applicable Company Management Incentive Plan for which Participant participated in during the Incentive Period. At any time, including during the Incentive Period while the Plan is in effect, the Board may add additional individuals or classes of individuals for or delete individuals or classes of individuals from participation in the Plan as it deems appropriate.

LONG TERM INCENTIVE PLAN AWARDS

     4.1.   ELIGIBILITY AND AMOUNT OF LONG TERM INCENTIVE PLAN AWARD.

     (a) To be eligible for payment of any Long Term Incentive Plan Award, the Participant must satisfy each of the following conditions: (i) be actively employed by the Company or a Pliant affiliate during the Incentive Period to which the award pertains, as well as on the date of payment of the award; (ii) have performed the Participant's duties to the satisfaction of the Board; (iii) have not engaged in any act deemed by the Board to be inimical to the best interests of the Company or any affiliate; (iv) otherwise complied with the applicable employment policies at all times prior to the date the Long Term Incentive Plan Award is actually paid; and (v) not breached any provision of this Plan, any Noncompetition Agreement or any Employment Agreement. No Long Term Incentive Plan Award shall be paid to any Participant who does not satisfy each of the above conditions.

     (b) The amount of the Long Term Incentive Plan Award shall be determined by adding an amount equal to one-half (1/2) of any award earned by any Participant under each applicable Company Management Incentive Plan as defined by the Board for which such Participant participated in during the Incentive Period.

     (c) In the event that a Participant experiences a job change within the Company which makes such Participant no longer eligible to participate in the Plan, such Participant's Long Term Incentive Plan Award earned to the date of such job change shall be paid to such Participant pursuant to SECTION 4.2. so long as such Participant has satisfied the conditions of SECTION 4.1 (a).

     4.2 PAYMENT OF AWARD. The Long Term Incentive Plan Award for the Incentive Period shall be paid to a participant on March 15, 2008, provided, however, it is the intent of this Plan that in the event of a successful Change of Control transaction during the Incentive Period, on the closing date of such Change of Control transaction this Plan shall terminate and the Long Term Incentive Award amount earned as of such closing date shall be immediately due and payable.

ADMINISTRATION

     5.1 ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have full discretionary authority to administer and interpret the Plan, to exercise all powers either specifically granted to it under the Plan or as are necessary or advisable in the administration of the Plan, to prescribe, amend and rescind rules

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and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which shall be binding on all persons, including the Company, its affiliates and the Participants (or any person claiming any rights under the Plan from or through any Participant). A majority of the Board shall constitute a quorum, and the Board shall act pursuant to a majority vote or by unanimous written consent. No member of the Board or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Long Term Incentive Plan Award paid hereunder.

     5.2 DELEGATION. The Board may delegate its responsibilities for administering the Plan to one or more persons as the Board deems necessary.

PARTICIPANT COVENANTS

     6.1 Each Participant, as a condition to participation in the Plan and in consideration of Participant's continued employment by the Company and/or its affiliates, agrees that for a period of time beginning on the date Participant executes a copy of the Plan and continuing for a period ending on the date which is the earlier of (i) one (1) year after termination of Participant's employment with the Company or its affiliate, (ii) the closing date of any Change of Control transaction, or (iii) the termination of Participant's employment by the Company for any reason other than a breach of this Plan or any Noncompetition Agreement, such Participant shall not:

     (a) directly or indirectly, either individually or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business located anywhere in (w) the World where the Company or any of its affiliates is doing business doing the term of this covenant, (x) the United States, (y) the State of Illinois or (z) within a 500 mile radius of the Chicago, Illinois metropolitan area that (i) develops, manufactures, markets and/or sells value-added film, flexible packaging products and/or recloseable technologies including zippers and sliders or otherwise competes with or is similar in concept, design, format, or otherwise to the business conducted by the Company and its affiliates at any time during the term of this covenant; or
(ii) purchases from the Company (notwithstanding the above, this paragraph shall not be construed to prohibit Participant from owning less than three percent (3%) of the securities of a corporation which is publicly traded on a securities exchange or over-the-counter); or

     (b) directly or indirectly, either individually, or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, (i) divert or attempt to divert (by solicitation, diversion or otherwise) from the Company or its affiliates any business with any customer, prospective customer or account of the Company or its affiliates with which Participant had any contact or association, which was under the supervision of Participant, or the identity of which was learned by Participant as a result of Participant's employment with the Company; (ii) accept the business of any customer, prospective customer or account of the Company or its affiliates with which Participant had any contact or association, which was under the supervision of Participant, or the identity of which was learned by Participant as a result of Participant's employment with the Company, whether solicited or not solicited by Participant if such business would be diverted from the Company or otherwise adversely effect the Company's business with such entity; (iii) solicit, induce or attempt to induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or

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other person transacting business with the Company and/or its affiliates to terminate their relationship or association with the Company and/or its affiliates, or to represent, distribute or sell services or products in competition with services or products of the Company or its affiliates; (iv) induce, solicit, cause or attempt to induce or cause any employee of the Company or its affiliates to leave the employ of the Company or its affiliates; or (v) hire or otherwise accept the services of any employee or former employee of the Company, whether solicited or not solicited by Participant.

     (c) Notwithstanding the foregoing, in the event that a Participant desires, during the restrictive period in this SECTION 6.1, to engage in activity that Participant believes may be in breach of this SECTION 6.1, Participant may discuss such activity with the Human Resources manager of the Company and the Company (i) will provide the Participant with a decision on whether such activity constitutes a breach of this SECTION 6.1 and (ii) may, upon the written consent of the Chief Executive Officer of the Company and the Board, consent to Participant's participation in such activity.

     6.2 NON-DISCLOSURE. Participant shall not at any time or in any manner, directly or indirectly, use (for Participant's benefit or the benefit of any other party) or disclose to any party other than the Company any trade secrets or other Confidential Information (as defined below) learned or obtained by him while an employee, stockholder, officer, director or agent of the Company. As used herein, the term "CONFIDENTIAL INFORMATION" shall mean information, material and trade secrets proprietary to the Company or to any entity related or affiliated with the Company or designated as confidential by the Company, whether or not owned or developed by the Company, which Participant may obtain knowledge of or access to, through or as a result of the services provided to the Company or to any related or affiliated entity (including information conceived, originated, discovered or developed in whole or in part by Participant). Without limiting the generality of the foregoing, Confidential Information shall include, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing or still in development): data, documentation, diagrams, flow charts, formulas, research, economic and financial analysis, developments, processes, procedures, "know how," marketing techniques and materials, marketing and development plans, customer names and other information related to customers, price lists, pricing policies, and the Company derived market information and financial information.

     6.3 AFFILIATE TRANSACTIONS. Neither Participant, any member of Participant's immediate family nor any other person or entity affiliated (as such term is defined and used in Rule 501(b) of the Securities Act of 1933, as amended) with Participant shall, during the restricted period set forth in
SECTION 6.1 of this Plan, engage, directly or indirectly, in any business transaction with the Company or any person or entity affiliated with the Company without the prior written consent of the Board.

MISCELLANEOUS

     7.1 NO GUARANTEE. While a discretionary Long Term Incentive Plan Award may have been paid in the past, whether such payments will be made in the future will depend upon various factors, such as the financial condition and performance of the Company and its affiliates. It is the current intent of the Management Incentive Plans to pay a minimum incentive plan award to each Participant of such Management Incentive Plans even in the event of failure

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to achieve performance goals set thereunder, with one-half of such minimum incentive plan award under such Management Incentive Plans being added to the Long Term Incentive Plan Award. The Company may withhold an Long Term Incentive Plan Award, or portions thereof, for any reason including gross misconduct (e.g., theft, dishonesty/compromised integrity, fraud, harassment, etc.), breach of any Employment Agreement or Noncompetition Agreement or any actions deemed by the Board to be inimical to the best interests of the Company.

     7.2 TAX WITHHOLDING. The Company shall have the right to deduct from all payments made under the Plan any applicable local or national taxes required by law to be withheld with respect to such payments.

     7.3 GOVERNING LAW. Because the corporate headquarters of the Company are located in the state of Illinois and the Participant will have frequent contact with individuals at the corporate headquarters of the Company, the parties hereto agree that the Plan and all rights to an Long Term Incentive Plan Award hereunder shall be construed in accordance with and governed by the laws of the State of Illinois.

     7.4. ASSIGNMENT OR PLEDGE. No rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature.

     7.5 EMPLOYMENT. Neither the adoption of the Plan nor its operation shall in any way (i) affect the rights and power of the Company or applicable Pliant affiliate to dismiss or discharge any Participants, or (ii) alter the at-will nature of employment of any Plan Participant, subject, however to local law and any rights under the Employment Agreement.

     7.6 DEATH. In the event of a Participant's death prior to the payment of any Long Term Incentive Plan Award to which the Participant is otherwise entitled, payment shall be made to the Participant's estate.

     7.7 JOB CHANGE. Eligible Participants who become eligible to participate in the Plan by reason of a job change will be eligible for a Long Term Incentive Plan Award based upon such "Participant's pro rated Management Incentive Plan awards if they meet all other requirements of the Plan.

     7.8 RIGHTS TO PAYMENTS. No absolute right to any Long Term Incentive Plan Award shall be considered as having accrued to any Participant prior to the close of the Incentive Period with respect to which the award is made. No Participant shall have any enforceable right to receive any Long Term Incentive Plan Award made with respect to an Incentive Period or to retain any payment made with respect thereto if for any reason the requirements of SECTION 4.l(a) are not satisfied.

     7.9 PRIOR PLANS. The Plan supercedes and replaces all previous and existing plans of the Company regarding executive incentive compensation. This will confirm that any individual who participates under this Plan will not participate under any other Company incentive compensation or bonus plan unless expressly provided for in writing.

     7.10 CONFLICTS. To the extent there are any conflicts between this Plan and any applicable Employment Agreement, the provisions of the Employment Agreement shall govern

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except for the provisions of SECTION 6 of the Plan which shall take precedent over any conflicting term in any Employment Agreement.

     7.11 SEVERABILITY. The Company and Participant believe the covenants against competition and the consideration paid therefor contained in this Plan are reasonable and fair in all respects, and are necessary to protect the interests of the Company. However, in case any one or more of the provisions or parts of a provision contained in this Plan shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Plan or any other jurisdiction, but this Plan shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction. Without limiting the foregoing, the parties intend that the covenants and agreements contained in parts (w), (x), (y) or (z) of SECTION 6.1
(a) shall be deemed to be a series of separate covenants and agreements, one for each of the world where the Company and its affiliates are doing business, the United States, the State of Illinois and within a 500 mile radius of the Chicago, Illinois metropolitan area. If, in any legal proceeding, a court or arbitrator shall refuse to enforce all the separate covenants and agreements deemed to be included in parts (w), (x), (y) and (z) of SECTION 6.1(a), it is the intention of the parties hereto that the covenants and agreements which, if eliminated, would permit the remaining separate covenants and agreements to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of parts (w), (x), (y) and (z) of SECTION 6.1.

     Participant hereby accepts the terms and conditions on the Long Term Incentive Plan Award granted by the Company and agrees to be bound by the provisions of the Plan.

                                       PARTICIPANT:


                                       Signature:
                                                 -------------------------------

                                       Printed Name:

                                       PLIANT:

                                       PLIANT CORPORATION


                                       By:
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                                       Name:
                                            ------------------------------------
                                       Title:
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